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                                                                  RULE 424(b)(3)
                                                       REGISTRATION NO. 333-3766


PRICING SUPPLEMENT NO. 5                         TO PROSPECTUS DATED MAY 1, 1996
                                                  (As supplemented May 10, 1996)

                          COX COMMUNICATIONS, INC.

                              MEDIUM-TERM NOTES

                              (Fixed Rate Note)

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
Designation:  Fixed Rate Medium-Term                        Original Issue date:  September 19, 1997
  Notes Due September 20, 2004

Principal Amount:  U.S. $100,000,000                        Maturity Date:  September 20, 2004

Issue Price (as a percentage of                             Cox's Option to Extend Maturity:  None
  Principal Amount):    100%

Interest Rate:  6.69% per annum                             CUSIP:  22404Q AE 8

Commission or discount (as a percentage of                  Form:        [x]  Global
  Principal Amount):  .600%                                 Note         [ ]  Definitive Note

Optional Redemption Provisions:  None.
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         This Pricing Supplement No. 5 supplements and, to the extent inconsistent therewith, amends the description of the Notes referred to above in the accompanying Prospectus Supplement and Prospectus.

                              PLAN OF DISTRIBUTION

         The Notes will be sold to NationsBanc Capital Markets, Inc., Merrill Lynch & Co., Morgan Stanley & Co., Incorporated and Deutsche Morgan Grenfell for resale to one or more investors at a fixed public offering price. After the initial public offering of the Notes, the public offering price and any concession or discount may be changed.

Dated:  September 18, 1997